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                                                                   EXHIBIT 10.38

                         CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement") is made by and between Hewlett-Packard Company ("Seller") and the undersigned customer ("Customer") and is effective as of the date last signed by Seller or Customer ("Effective Date").

1. DEFINITIONS

      a. "Deliverables" means the tangible result of the services delivered by Seller to Customer as described in each Attachment A hereto.

      b. "Services" means those consulting services performed by Seller for Customer as described in Attachment A hereto. Services may include such activities as analysis., design, specification, planning, implementation, education, and performance optimization of systems and applications, and project management services as described in Attachment A.

2. TERM

         This Agreement shall commence on the Effective Date and shall continue in effect until terminated by either party in accordance with Section 13 "Termination."

3. SERVICE PROVISIONS

      a. SCOPE OF WORK. Sell will provide those Services and/or Deliverables specifically described in one or more statements of work attached hereto as Attachment A. Customer and Seller will sign a separate Attachment A for each consulting assignment. Each Attachment A will reference this Agreement and will be executed by authorized representatives of Customer and Seller. For each consulting assignment performed by Seller hereunder, the Attachment A will specify the following:

         o Deliverables                  o Acceptance criteria
         o Estimated delivery schedule   o Names of the individuals coordinating
         o Total price                     the activities on behalf of Customer
         o Payment Schedule                and Seller
                                         o Any other information necessary to
                                           clarify the scope of the work Seller
                                           is providing to Customer

      b. SERVICE HOURS. Services will be performed during Seller's normal business hours at Customer's or Seller's facility, unless otherwise agreed in writing by the parties.

      c. DELIVERY SCHEDULE. The estimated dates for delivery of the services and/or Deliverables are set out in Attachment A. Seller will use reasonable efforts to meet the estimated delivery schedule set out in Attachment A, but will not be liable for failure to meet such dates.

4. CUSTOMER RESPONSIBILITIES

      a. CUSTOMER CONTACT. For each Attachment A hereto. Customer will appoint a customer contact to the Seller consultant providing Services. This contact, or a designated alternate, must be present at Customer's facility at all times Services are performed by Seller at such facility. Seller personnel will not enter or remain at Customer's facility in the absence thereof.


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            b.    INFORMATION AND ACCESS. Customer shall provide Seller with access to and use of all information, documentation, computer time and facilities required to provide the Services to Customer hereunder. Customer is responsible for the completeness and accuracy of information upon which Seller will rely in providing the Services. Customer is responsible for determining that the Services and Deliverables meet Customer's business objectives.

            c. CUSTOMER DELAYS. In the event Seller incurs delays, additional costs or labor as a result of any act or omission of Customer, including but not limited to Customer's failure to provide information, data or access to Customer's facilities or personnel. Customer agrees that Seller may, upon prior written notice to Customer, add reasonable charges to the amounts invoiced to Customer and adjust the delivery schedule set forth in Attachment A.

      5.    CHANGE ORDERS

            a. If Customer finds there is a need for a change in Attachment A or in any other aspect of the project, then (i) Customer shall submit a change order in writing; (ii) Seller shall evaluate the impact of the change order on the project schedule and respond by accepting or rejecting it within five
                  (5) working days of receipt; (iii) Seller's acceptance of a change order shall include the estimated cost and impact, if any, on the project schedule; and (iv) Customer will notify Seller in writing within five (5) working days of receipt of Seller's acceptance whether Customer authorizes Seller to implement the change order based on the cost and schedule set out in Seller's acceptance.

            b. If Seller finds that there is a need for a change in Attachment A or any other aspect of the project, then (i) Seller shall submit a change order in writing detailing the cost and impact, if any, on the project schedule; (ii) Customer shall respond by accepting or rejecting the change order within five (5) working days of receipt; and (iii) Customer's acceptance shall specifically authorize implementation of the change order based on the cost and schedule set out in Seller's requested change order.

            c. In the event a change order is rejected, the party rejecting such change order shall be obligated to provide reasonable grounds for not accepting such change orders, and the party requesting the change order shall have five (5) working days from notification that the change order is not accepted to withdraw such change order. If such change order is not withdrawn, then either party shall have the right to terminate this Agreement. Upon such termination, Customer shall pay Seller's costs and labor incurred to date of termination on a time and material basis and shall promptly comply with Section 13a.

            d. Although changes in the standard Seller products ordered for the Project are governed by the terms of Customer's Purchase Agreement, these changes may impact the Project Services and software development services provided under this Agreement. Therefore, changes in the standard Seller products ordered for the Project, whether requested by Customer or Seller, require that a change order be submitted by the requesting party detailing the desired changes.

      6.    ACCEPTANCE

            Acceptance of the Services and/or Deliverables provided to Customer hereunder will occur upon Seller's demonstration that the Services and/or Deliverables meet the acceptance criteria set out in the applicable Attachment A. In the absence of any acceptance criteria in Attachment A, acceptance of the Services will occur upon Seller's completion of the performance of such Services, and acceptance of the Deliverables will occur upon Seller's delivery of such Deliverables to Customer. Notwithstanding the above, Customer's operational or commercial use of the Deliverables shall also constitute Acceptance.


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7.   WARRANTY

     HP warrants that Services provided hereunder will be performed in a professional and workmanlike manner in accordance with generally recognized commercial practices and standards.

     HP MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, FOR THE SERVICES OR ANY DELIVERABLES DEVELOPED OR PROVIDED HEREUNDER, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.   PRICE AND PAYMENT TERMS

     a. PRICE. Prices quoted for the Services and Deliverables provided hereunder are valid for thirty (30) days from the quotation date. Prices include all materials, labor, and travel expenses, except as specified in Attachment A.

     b. INVOICES. Seller will issue invoices for payment in accordance with the schedule set out in each Attachment A hereto. Charges for travel expenses may be invoiced separately.

     c. PAYMENT. Payment for each invoice provided by Seller to Customer hereunder shall be due within thirty (30) days of the invoice date.

9.   TITLE AND RIGHTS IN DELIVERABLES

     a. Except as provided in paragraph 9(b), all rights, title and interest in any and all Deliverables provided hereunder for shall belong to Seller.

     b. Seller grants Customer a perpetual, worldwide, nonexclusive, nontransferable license to use the Deliverables provided hereunder for Customer's internal use only.

     c. Seller reserves the right to use any of the underlying ideas, concepts, know how, techniques and experience gained hereunder.

     d. All copyrights and other intellectual property rights existing prior to the Effective Date shall belong to their originator.

     e. Neither party shall gain by virtue of this Agreement any rights of ownership or copyright or any other intellectual property rights owned by the other.

10.  INTELLECTUAL PROPERTY PROTECTION

     a. Seller will not knowingly infringe any patent, copyright, trade secret, mask work or trademark in the course of providing Services and/or Deliverables to Customer hereunder.

     b. Seller will defend or settle any claim against Customer that Seller has knowingly infringed any patent, copyright, trade secret, mask work or trademark in the course of providing Services and/or Deliverables hereunder, provided Customer:

          1)   promptly notifies seller in writing of the claim; and

          2) cooperates with Seller in, and grants Seller sole authority to control the defense and any related settlement.




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     c.   Seller will pay the cost of such defense and settlement and any costs and damages finally awarded by a court against Customer. If such a claim is made or appears likely to be made, Seller may procure the right for Customer to continue using the Deliverable, may modify the Deliverable, or may replace it. If use of the Deliverable is enjoined by a court and Seller determines that none of these alternatives is reasonably available, Seller will take back the Deliverable and refund its depreciated value.

     d.   Seller has no obligation for any claim of infringement arising from:

          1) Seller's compliance with any designs, specifications or instructions of Customer;
          2)   modification of the Deliverable by Customer or a third party;
          3)   use of the Deliverable in a way not specified by Seller; or
          4)   use of the Deliverable with products not supplied by Seller.

     e. This Section 10 states the entire liability of Seller for claims of infringement by Deliverables and Services supplied by Seller hereunder.

11.  LIMITATION OF REMEDIES AND LIABILITIES

     a. Seller will be liable for damage to tangible property per incident up to $300,000, and for damages for bodily injury or death, to the extent a court of competent jurisdiction has determined that a Deliverable provided hereunder is defective and has directly caused such damages.

     b. THE REMEDIES PROVIDED HEREIN ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES. IN NO EVENT SHALL SELLER OR ITS SUBCONTRACTORS BE LIABLE FOR LOSS OF DATA OR FOR DIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL (INCLUDING LOST PROFIT) OR OTHER DAMAGE WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE.

12.  CONFIDENTIALITY

     Seller and Customer agree that all information exchanged between them is not confidential unless they have entered into a separate Confidential Disclosure Agreement.

13.  TERMINATION

     a. TERMINATION OF ATTACHMENT A. Either party may terminate a specific Attachment A for cause in the event of the other party's refusal or inability to perform, or the breach of any material provision of this Agreement or Attachment A, provided the party in breach has been given thirty (30) days' prior written notice and has failed to cure the breach during the thirty (30) day cure period. In the event of termination, Customer will pay Seller's for all work performed and charges incurred by Seller up to date of termination, and Seller will provide Customer with any work in progress.

     b. TERMINATION OF THIS AGREEMENT. Either party may terminate this Agreement for convenience upon thirty (30) days' prior written notice to the other party. Any termination of this Agreement shall not relieve either party of its obligations under any Attachment A in effect on the date of termination of this Agreement, unless otherwise mutually agreed to in writing by Seller and Customer.

14.  PERSONNEL

     a. PERSONNEL ASSIGNMENTS. Seller reserves the right to select the consultants who will deliver the Services and/or Deliverables to Customer and to reassign employees as necessary. If Seller agrees to Customer's request for a specific Seller consultant, Customer agrees to pay any extra expenses associated with the use of the requested consultant.


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      b. SUBCONTRACTORS. Seller may use subcontractors to provide Services and/or Deliverables under this Agreement.

15. SURVIVAL OF PROVISIONS

         Sections 7, 9, 10 and 11 of this Agreement regarding disclaimer of warranty, title and rights in deliverables, intellectual property protection, and limitation of remedies and liability shall survive the termination of this Agreement.

16. NOTICES

         All notices required under or regarding this Agreement, or any Attachment A hereto, shall be in writing and shall be considered given upon personal delivery of the written notice to the Seller consultant or Customer representative designated in Attachment A, or within five
         (5) days of mailing, postage prepaid and appropriately addressed thereto.

17. ASSIGNMENT

         Neither party may assign or transfer any of its rights or obligations under this Agreement or any Attachment A hereto without the prior written consent of the other party, and any purported attempt to do so will be null and void.

18. EXHIBITS

         The following documents are attached hereto as exhibits, the terms of which are incorporated by reference in their entirety:

            Attachment A--Scope of Work

19. ORDER OF PRECEDENCE

         In the event the terms of this Agreement conflict with the terms contained in an Attachment A hereto, the terms of this Agreement shall govern.

20. MISCELLANEOUS

      a. SIMILAR SERVICES. Nothing in this Agreement will be construed to prohibit Seller from developing and providing materials or services to others that are similar to those delivered to Customer hereunder.

      b. STANDARD PRODUCTS. This Agreement is for services only. All standard hardware and software products sold or licensed to Customer are governed by the terms of separate agreement.

      c. SUPPORT. Unless otherwise agreed to by Seller and Customer in Attachment A, Seller is not responsible for providing support for any Deliverables delivered hereunder.

      d. INVALIDITY. Any term of this Agreement which is held to be invalid will be deleted, but the remainder of the terms of this Agreement will not be affected.

      e. FORCE MAJEURE. Neither party will be liable for performance delays or for non-performance due to causes beyond its reasonable control.

      f. WAIVER. Neither party's failure to exercise any of its rights under this Agreement will constitute or be deemed a waiver or forfeiture of those rights.


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     g.   GOVERNMENT REGULATIONS. No government procurement regulations or contract clauses are binding on either party unless required by law or mutually agreed.

     h. EXPORT PROHIBITION. If Customer exports any Deliverable provided hereunder, Customer assumes responsibility for complying with applicable laws and regulations and for obtaining required export and import authorizations. Customer will not export or re-export any technical data in violation of applicable export regulations.

     i. GOVERNING LAW. Any disputes arising in connection with this Agreement will be governed by the laws of the State of California.

     j. ENTIRE AGREEMENT. This Agreement and any attachments constitute the entire agreement between Seller and Customer relating to transactions hereunder and supersede any previous communications, representations or agreements between the parties, whether oral or written, regarding transactions hereunder. Customer's additional or different terms and conditions will not apply. The terms and conditions of this Agreement may not be changed except by an amendment signed by an authorized representative of each party.

The parties hereto have caused this Consulting Services Agreement to be duly executed as of the date indicated below.

Seller:                                      CUSTOMER:

Hewlett-Packard Company                      ----------------------------------
                                             (Print Company Name of Customer)

Signed:                                      Signed:
       ---------------------------                  ---------------------------
Printed:                                     Printed:
        --------------------------                   --------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------
Date:                                        Date:
     -----------------------------                -----------------------------


Address:  3000 Hanover Street                Address:
          Palo Alto, CA 94303-0890                   --------------------------

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